Exhibit 99.1


                  The New York Times Company Reports
              2006 Fourth-Quarter and Full-Year Results

                 Non-Cash Charge Reduces GAAP Earnings


    NEW YORK--(BUSINESS WIRE)--Jan. 31, 2007--The New York Times Company announced today a 2006 fourth-quarter diluted loss per share of $4.50, compared with diluted earnings per share (EPS) of $.43 in the fourth quarter of 2005. This loss resulted from a non-cash charge of $5.11 per share for the write-down of intangible assets at the New England Media Group. Excluding this charge, fourth-quarter EPS would have increased 41.9 percent to $.61 from $.43 in the fourth quarter of 2005.

    Fourth-quarter net loss was $648.0 million compared with net income of $63.2 million in the same period of 2005. Excluding the non-cash charge, fourth-quarter net income would have increased 39.0 percent to $87.9 million from $63.2 million in the same period of 2005.

    Details of the non-cash charge for assets at the New England Media Group (NEMG), which includes The Boston Globe, the Worcester Telegram & Gazette and their related properties, are provided below.

    The 2006 fourth quarter and year included an additional week (14 weeks and 53 weeks) compared with the 2005 fourth quarter and year (13 weeks and 52 weeks) because of our fiscal calendar. The additional week reduced the 2006 fourth-quarter and full-year 2006 diluted loss per share by an estimated $.06. Reconciliations of revenues and expenses, excluding the additional week, to the comparable item including the additional week are included in the exhibits to this release. Results before the 2006 fourth quarter also reflect the effects of a restatement, details of which are provided below.

    "While the overall print advertising market remains challenging, our fourth-quarter results reflect better than anticipated revenue growth in December," said Janet L. Robinson, president and CEO. "Once again our digital businesses showed excellent revenue growth - up approximately 35 percent excluding the additional week - and made up 9 percent of our revenues in the quarter. In its first full year under our ownership, About.com turned in an outstanding performance with revenue growth up an estimated 50 percent excluding the additional week.

    "Costs remain under tight control. Excluding the additional week in 2006, expenses decreased 2.2 percent in the fourth quarter. With the initiatives we have taken, we expect that expense growth will continue to be constrained this year. The non-cash charge taken in the quarter related to the New England Media Group in no way diminishes our belief in this important asset and our commitment to improving its performance and value in the future.

    "In 2007 we plan to continue to enhance the positions of our strong brands through the introduction of innovative new products and services across all of our media platforms, aggressively pursue leadership positions in key content verticals, expand our research and development capabilities, rebalance our portfolio of properties and maintain our focus on reducing costs. These steps will strengthen our Company for the benefit of our customers and shareholders."

    Included in the fourth-quarter 2006 results are:

    -- A non-cash charge of $814.4 million ($735.9 million after tax, or $5.11 per share) related to the write-down of intangible assets at the NEMG,

    -- Staff reduction costs of $8.5 million ($4.9 million after tax, or $.03 per share) and

    -- Accelerated depreciation expense of $20.8 million ($11.5 million after tax, or $.08 per share) for certain assets at our Edison, N.J., printing plant, which we are in the process of closing.

    Included in the fourth-quarter 2005 results are:

    -- Staff reduction costs of $35.4 million ($21.7 million after tax, or $.15 per share) and

    -- A charge of $9.9 million ($5.5 million after tax, or $.04 per share) for the cumulative effect of a change in accounting principle for the adoption of FASB Interpretation No. 47, which relates primarily to our lease agreements that require restoration of land or facilities to their original condition at the end of the leases. A portion of the 2005 charge has been reclassified to conform to the 2006 presentation of the Broadcast Media Group as a discontinued operation.

    In 2006, we announced plans to sell our Broadcast Media Group, and on January 3, 2007, we entered into an agreement to do so for $575 million. The results of operations of the Broadcast Media Group are classified under discontinued operations for all periods presented.

    Restatement

    We are restating our previously issued financial statements as a result of reporting errors primarily relating to pension and benefits plans established pursuant to collective bargaining agreements between the Company and its subsidiaries and The New York Times Newspaper Guild. These errors arose from our treatment of the plans since they began in 1965 and 1981, respectively, as multi-employer plans. We have now concluded that the plans, which include employees of The New York Times and a Company subsidiary, as well as employees of the plans' administrator, should have been accounted for as single-employer plans.

    The main effect of the change is that we must account for the present value of projected future benefits to be provided under the plans. Previously, we had recorded the expense of our annual contributions to the plans. While the calculations will increase our reported expense, the accounting changes will not materially increase our funding obligations. We will also include in our restated financial statements other unrecorded adjustments that were previously determined to be immaterial, but are now considered material when combined with the errors related to the pension and benefit plans.

    The impact of the restatement was not material from an income and cash flows statement perspective but was material from a balance sheet perspective. In connection with the restatement, we currently estimate that, as of December 25, 2005, assets will increase approximately $30 million, liabilities will increase approximately $100 million (net of deferred taxes) and stockholders' equity will decrease by approximately $70 million.

    This release contains 2006 fourth-quarter and full-year financial information presented on the restated basis. Financial information for the fourth quarter and full year 2005 and first three quarters of 2006 has been restated to reflect the effect of the change in accounting and the other adjustments mentioned above. The quarterly EPS impact of the restatement is below:


                           First  Second   Third  Fourth
                          Quarter Quarter Quarter Quarter Year-to-Date
----------------------------------------------------------------------
2006 Diluted EPS
 As Reported               $0.24   $0.42   $0.10     N/A          N/A
2006 Diluted EPS
 As Restated               $0.22   $0.41   $0.09     N/A          N/A

2005 Diluted EPS
 As Reported               $0.76   $0.42   $0.16   $0.45        $1.78
2005 Diluted EPS
 As Restated               $0.75   $0.41   $0.15   $0.43        $1.74


    Full-Year EPS and Net Income

    For 2006, we reported a diluted loss per share of $3.76 compared with diluted EPS of $1.74 in 2005, and a net loss of $543.4 million compared with net income of $253.5 million in 2005. Excluding the non-cash charge, 2006 EPS would have been $1.33, and 2006 net income would have been $192.5 million.

    2006

    Included in the full-year 2006 results are:

    -- A non-cash charge of $814.4 million ($735.9 million after tax, or $5.09 per share) related to the write-down of intangible assets at the NEMG,

    -- Staff reduction costs of $34.3 million ($19.6 million after tax, or $.14 per share),

    -- Accelerated depreciation expense of $20.8 million ($11.5 million after tax, or $.08 per share) for certain assets at the Edison, N.J., printing plant, which we are in the process of closing, and

    -- A loss of $7.8 million ($4.3 million after tax, or $.03 per share) from the sale of our 50 percent investment in the Discovery Times Channel (DTC), a digital cable channel.

    2005

    Included in full-year 2005 results are:

    -- A gain of $122.9 million from the sale of our current headquarters ($63.3 million after tax, or $.43 per share) as well as property in Florida ($5.0 million after tax, or $.03 per share),

    -- Staff reduction costs of $57.8 million ($35.3 million after tax, or $.23 per share) and

    -- A charge of $9.9 million ($5.5 million after tax, or $.04 per share) for the cumulative effect of a change in accounting principle for the adoption of FASB Interpretation No. 47. A portion of the 2005 charge has been reclassified to discontinued operations as noted above.

    Fourth-Quarter Results from Continuing Operations

    All comparisons are for the fourth quarter of 2006 to the fourth quarter of 2005. The results exclude the Broadcast Media Group and include the effect of the additional week. The fourth quarter 2005 results reflect the effect of a restatement, details of which are provided above. Reconciliations of non-GAAP financial measures to GAAP measures are included in the exhibits to this release.

    Revenues

    Total revenues increased 4.3 percent to $931.5 million from $893.1 million. Advertising revenues increased 1.6 percent; circulation revenues were up 7.7 percent; and other revenues rose 20.4 percent. Excluding the additional week, total revenues decreased 1.4 percent; advertising revenues decreased 3.7 percent; circulation revenues were up 0.7 percent; and other revenues rose 15.6 percent.

    Costs and Expenses

    Total costs and expenses increased 2.5 percent to $802.3 million from $782.8 million. Excluding the additional week, total costs and expenses decreased 2.2 percent. The decline was a result of lower staff reduction expenses and decreased newsprint expenses, which were partially offset by higher depreciation expense from the accelerated depreciation of certain assets at our Edison, N.J., printing plant and increased compensation costs.

    Newsprint expense decreased 1.6 percent in the fourth quarter. Excluding the additional week, newsprint expense decreased 7.5 percent in the fourth quarter, with 13.1 percent of the decrease resulting from lower consumption partially offset by a 5.6 percent increase from higher prices.

    Non-cash Charge

    In late 2006, we indicated that we would be conducting our annual impairment test of intangible assets, under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and that a write-down of intangible assets of the NEMG could be required. The completion of this test has resulted in a non-cash charge of $814.4 million ($735.9 million after tax, or $5.11 per share). The write-down mainly resulted from declines in current and projected operating results and cash flows of the NEMG due to, among other factors, advertiser consolidations in the New England area and increased competition with online media.

    Operating Loss/Profit

    We had an operating loss of $685.2 million in the fourth quarter, due to the NEMG charge described above, compared to an operating profit of $110.3 million in the same period of last year. Excluding the charge, operating profit increased as a result of the factors discussed above.

    Fourth-Quarter Business Segment Results

    News Media Group

    Total News Media Group revenues increased 3.5 percent mainly due to the effect of the additional week in our fiscal quarter. Excluding the additional week, total revenues decreased 2.1 percent.

    Advertising revenues in the quarter increased 0.4 percent due to the additional week. Excluding the additional week, advertising revenues decreased 4.8 percent, mainly due to lower print advertising revenues at The Times and New England Media Groups.

    Circulation revenues for the quarter rose 7.7 percent and 0.7 percent, excluding the additional week, mainly due to higher prices at The New York Times Media Group partially offset by fewer copies sold. On October 1, The New York Times raised the newsstand price of the Northeast edition of the Sunday Times from $4.50 to $5.00, and on November 6, home-delivery prices of The Times increased 4 percent. These two price increases are expected to add approximately $12 million to circulation revenues in 2007.

    Other revenues rose 20.3 percent. Excluding the additional week, other revenues increased 15.4 percent largely because of higher commercial printing revenues, growth in subscriptions to TimesSelect and revenues from Baseline StudioSystems, which was acquired on August 28, 2006. Baseline is a leading online database and research service for information on the film and television industries.

    Total News Media Group costs and expenses increased 2.5 percent. Excluding the additional week, total costs and expenses declined 2.3 percent due to lower staff reduction expenses and decreased newsprint expenses, which were partially offset by higher depreciation expense from the accelerated depreciation of certain assets at our Edison, N.J., printing plant and increased compensation costs.

    Operating profit for the News Media Group increased to $138.8 million from $126.6 million due to the additional week.

    About.com

    About.com's fourth-quarter revenues increased 44.8 percent to $24.2 million from $16.7 million. Excluding the additional week, revenues increased 36.4 percent due to higher display and cost-per-click advertising and e-commerce revenue. Operating profit nearly doubled to $10.2 million from $5.2 million as a result of higher incremental revenues and the additional week in fiscal 2006.

    For the year, About.com's revenues rose an estimated 50 percent, excluding the extra week and based on the previous owner's accounting records before the acquisition date in March 2005 and our records after the acquisition date.

    Other Financial Data

    Internet Revenues

    In the fourth quarter, our Internet revenues grew 42 percent to $84.8 million from $59.7 million in the fourth quarter of 2005. For the full-year 2006, Internet revenues rose 41.2 percent to $273.9 million from $193.9 million in 2005. Excluding the additional week, Internet revenues grew 35.3 percent in the fourth quarter and 39.2 percent for the full year. Internet businesses include our digital archives, NYTimes.com, Boston.com, About.com and Web sites of our other newspaper properties. In total, Internet businesses accounted for 9.1 percent of our revenues in the fourth quarter versus 6.7 percent in the 2005 fourth quarter. For the year, Internet revenues accounted for 8.3 percent of total revenues compared with 6.0 percent in 2005.

    Joint Ventures

    Net income from joint ventures decreased in the fourth quarter to $1.3 million from $2.2 million due to the loss of earnings from the DTC as a result of the sale of our 50% ownership interest in it during the third quarter of 2006. This decline was partially offset by favorable results at other properties in which we have equity interests.

    Interest Expense-net

    Interest expense-net increased slightly in the quarter to $11.6 million from $11.4 million due to higher levels of debt outstanding and higher short-term interest rates, partially offset by the effect of capitalized interest associated with the new building.

    Income Taxes

    The effective income tax rate was 5.0 percent in the fourth quarter and 3.0 percent for the full year of 2006 because the majority of the non-cash charge of $814.4 million at the NEMG is not deductible for tax purposes. Excluding the non-cash charge, the effective income tax rate would have been 36.6 percent in the fourth quarter and 36.2 percent for the full year of 2006 compared with 36.5 percent in the fourth quarter and 40.2 percent for the full year of 2005.

    Shares

    In the fourth quarter, we repurchased 0.6 million Class A shares at a cost of $14.5 million. Approximately $93.7 million remained at the end of the fourth quarter from our share repurchase authorization. Class A and Class B common shares outstanding at the end of the quarter totaled 143.9 million shares.

    Cash and Total Debt

    At the end of the quarter, our cash and cash equivalents were approximately $72 million and total debt was approximately $1.4 billion, which includes our development partner's $125 million construction loan.

    Capital Expenditures

    In the fourth quarter, total capital expenditures were approximately $119 million, which included approximately $69 million for our new headquarters.

    For the year, total capital expenditures were approximately $358 million, including approximately $192 million for our portion of the cost of our new headquarters. Our development partner's portion of total capital expenditures was $55 million.

    2007 Expectations

    Below are our expectations for 2007. With the exception of newsprint and capital expenditures for our new building, our expectations have remained substantially unchanged since they were first provided in December 2006.

    -- Advertising rates for The New York Times and the regional newspapers will increase in the low-single digits, and will be flat to slightly up at The Boston Globe.

    -- We expect our revenues from Internet-related businesses, including About.com, NYTimes.com, Boston.com, iht.com and the sites associated with our regional newspapers, to grow approximately 30 percent to approximately $350 million mainly from organic growth.

    -- In the fourth quarter of 2006, The New York Times raised the newsstand price of the Northeast edition of the Sunday Times to the same price as the national edition, and increased home-delivery prices by 4 percent. These two price increases are expected to add approximately $12 million to circulation revenues in 2007.

    --  We anticipate wages will increase 2 to 3 percent.

    -- Newsprint cost per ton is expected to decline in the low-single digits. Previously we had expected newsprint cost per ton in 2007 to be flat with 2006.

    -- Cost savings and productivity gains - estimated $65 to $75 million, excluding certain one-time expenses, mainly buyout costs.

    -- Depreciation and amortization - $195 to $205 million, which includes $45 to $48 million of accelerated depreciation expense associated with our plant consolidation project. Total depreciation and amortization includes approximately $16 to $19 million for the new building in the second half of 2007.

    --  Income from joint ventures - $10 to $15 million.

    -- Interest expense - $48 to $52 million. It will be lower in the first half of 2007 and then increase in the second half of the year when interest capitalization on the new building ends.

    -- Capital expenditures - $340 to $370 million, including $170 to $190 million for our new headquarters and $75 million for the plant consolidation. Previously, we had expected spending on our new headquarters to be $155 to $170 million. The change is due to lower spending on our new building in 2006. The total amount of capital expenditures is unchanged at $340 to $370 million.

    -- We expect our tax rate will be higher in 2007 primarily due to a new accounting rule related to income taxes, and will provide an estimated effective tax rate when our analysis of this rule is complete.

    -- We expect to complete the sale of our Broadcast Media Group for $575 million in the first half of the year. At this time, we plan to use the proceeds to reduce debt and have reflected this in our interest expense guidance. This could change if other opportunities with better-projected returns are available.

    -- We expect to complete the sale of one of our radio stations, WQEW, for $40 million in the first quarter.

    Conference Call Information

    The Company's fourth-quarter earnings conference call will be held on Wednesday, January 31, at 11 a.m. E.T. To access the call, dial 866-316-1367 (in the U.S.) and 913-312-6677 (international callers).
Participants should dial into the conference approximately 10 minutes before the start time. Online listeners can link to the live webcast at www.nytco.com/investors.html.

    A digital replay will be available at 888-203-1112 (in the U.S.) and 719-457-0820 (international callers) beginning approximately two hours after the call until 5 p.m. E.T. on Thursday, February 1. The access code is 3794791. An archive of the webcast will be available beginning two hours after the call for 30 days at www.nytco.com/investors.html. In addition, an MP3 file of the call can be downloaded from the Company's site.

    Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets and material increases in newsprint prices. They also include other risks detailed from time to time in the Company's publicly filed documents, including the Company's Annual Report on Form 10-K for the year ended December 25, 2005. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

    The New York Times Company (NYSE: NYT), a leading media company with 2006 revenues of $3.3 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 15 other daily newspapers, nine network-affiliated television stations, two New York City radio stations and 35 Web sites, including NYTimes.com, Boston.com and About.com. The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

    This press release can be downloaded from www.nytco.com


Exhibits: Condensed Consolidated Statements of Income
          Segment Information
          News Media Group Revenues by Operating Segment
          Footnotes - Reconciliation of Non-GAAP Information


                      THE NEW YORK TIMES COMPANY
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
       (Dollars and shares in thousands, except per share data)

                                        Fourth Quarter
                                   -----------------------------------
                                      2006         2005      % Change
                                   -----------  -----------  ---------
                                                (Restated)
                                   (14 weeks)   (13 weeks)
Revenues
  Advertising                      $  626,332   $  616,601        1.6%
  Circulation                         234,729      218,004        7.7%
  Other (a)                            70,423       58,513       20.4%
                                   -----------  -----------
    Total                             931,484      893,118        4.3%

Costs and expenses (b)                802,255      782,844        2.5%

Write-down of intangible assets
 (c)                                  814,433            -        N/A


Operating (loss)/profit              (685,204)     110,274           *

Net income from joint ventures          1,255        2,161      -41.9%

Interest expense - net                 11,626       11,399        2.0%

Other income                                -          417        N/A
                                   -----------  -----------

(Loss)/Income from continuing
 operations before income taxes
 and minority interest               (695,575)     101,453           *

Income tax (benefit)/expense          (34,949)      37,076           *

Minority interest in net (income)
 of subsidiaries                         (245)        (144)      70.1%
                                   -----------  -----------

(Loss)/Income from continuing
 operations                          (660,871)      64,233           *

Income from discontinued
 operations, net of income taxes-
     Broadcast Media Group (e)         12,838        4,532           *

Cumulative effect of a change in
 accounting principle, net of
 income taxes (f)                           -       (5,527)       N/A
                                   -----------  -----------
Net (Loss)/Income                  $ (648,033)  $   63,238           *
                                   ===========  ===========

Average Number of Common Shares:
   Basic                              143,906      145,153       -0.9%
   Diluted                            143,906      145,407       -1.0%

Basic (Loss)/Earnings Per Share:
   (Loss)/Income from continuing
    operations                     $    (4.59)  $     0.44           *
   Discontinued operations, net of
    income taxes                         0.09         0.04           *
   Cumulative effect of a change
    in accounting principle, net
    of income taxes                         -        (0.04)       N/A
                                   -----------  -----------
Net (Loss)/Income                  $    (4.50)  $     0.44           *
                                   ===========  ===========

Diluted (Loss)/Earnings Per Share:
   (Loss)/Income from continuing
    operations                     $    (4.59)  $     0.44           *
   Discontinued operations, net of
    income taxes                         0.09         0.03           *
   Cumulative effect of a change
    in accounting principle, net
    of income taxes                         -        (0.04)       N/A
                                   -----------  -----------
Net (Loss)/Income                  $    (4.50)  $     0.43           *
                                   ===========  ===========

Dividends Per Share                $    0.175   $    0.165        6.1%
                                   ===========  ===========




                                  ------------------------------------
                                          Full Year
                                  ------------------------------------
                                      2006         2005      % Change
                                   -----------  -----------  ---------
                                   (53 weeks)   (Restated)
                                                (52 weeks)

Revenues
   Advertising                     $2,153,936   $2,139,486        0.7%
   Circulation                        889,722      873,975        1.8%
   Other (a)                          246,245      217,667       13.1%
                                   -----------  -----------
      Total                         3,289,903    3,231,128        1.8%

Costs and expenses (b)              2,996,081    2,911,578        2.9%

Write-down of intangible assets
 (c)                                  814,433            -        N/A

Gain on sale of assets (d)                  -      122,946        N/A
                                   -----------  -----------

Operating (loss)/profit              (520,611)     442,496           *

Net income from joint ventures         19,340       10,051       92.4%

Interest expense - net                 50,651       49,168        3.0%

Other income                                -        4,167        N/A
                                   -----------  -----------

(Loss)/Income from continuing
 operations before income taxes
 and minority interest               (551,922)     407,546           *

Income tax expense                     16,608      163,976      -89.9%

Minority interest in net
 loss/(income) of subsidiaries            359         (257)          *
                                   -----------  -----------

(Loss)/Income from continuing
 operations                          (568,171)     243,313           *

Income from discontinued
 operations, net of income taxes-
     Broadcast Media Group (e)         24,728       15,687       57.6%

Cumulative effect of a change in
 accounting principle, net of
 income taxes (f)                           -       (5,527)       N/A
                                   -----------  -----------
Net (Loss)/Income                  $ (543,443)  $  253,473           *
                                   ===========  ===========

Average Number of Common Shares:
   Basic                              144,579      145,440       -0.6%
   Diluted                            144,579      145,877       -0.9%

Basic (Loss)/Earnings Per Share:
   (Loss)/Income from continuing
    operations                     $    (3.93)  $     1.67           *
   Discontinued operations, net of
    income taxes                         0.17         0.11       54.5%
   Cumulative effect of a change
    in accounting principle, net
    of income taxes                         -        (0.04)       N/A
                                   -----------  -----------
Net (Loss)/Income                  $    (3.76)  $     1.74           *
                                   ===========  ===========

Diluted (Loss)/Earnings Per Share:
   (Loss)/Income from continuing
    operations                     $    (3.93)  $     1.67           *
   Discontinued operations, net of
    income taxes                         0.17         0.11       54.5%
   Cumulative effect of a change
    in accounting principle, net
    of income taxes                         -        (0.04)       N/A
                                   -----------  -----------
Net (Loss)/Income                  $    (3.76)  $     1.74           *
                                   ===========  ===========

Dividends Per Share                $    0.690   $    0.650        6.2%
                                   ===========  ===========



* Represents an increase or decrease in excess of 100%.

See footnotes page for additional information.


                      THE NEW YORK TIMES COMPANY
                         SEGMENT INFORMATION
                        (Dollars in thousands)

----------------------------------------------------------------------


                                      --------------------------------
                                              Fourth Quarter
                                      -------------------------------
                                        2006       2005     % Change
                                      ---------- ---------- ---------
                                                 (Restated)
                                      (14 weeks) (13 weeks)
Revenues (e)
-------------------------------------
News Media Group                      $ 907,263   $876,393       3.5%
About.com (g)                            24,221     16,725      44.8%
                                      ---------- ----------
Total                                 $ 931,484   $893,118       4.3%
                                      ========== ==========

Operating Profit (Loss) (e)
-------------------------------------
News Media Group                      $ 138,784   $126,574       9.6%
About.com (g)                            10,150      5,182      95.9%
Corporate                               (19,705)   (21,482)     -8.3%
Write-down of assets (c)               (814,433)         -       N/A
Gain on sale of assets (d)                    -          -       N/A
                                      ---------- ----------
Total                                 $(685,204)  $110,274          *
                                      ========== ==========

Depreciation & Amortization (e)
-------------------------------------
News Media Group                      $  49,410   $ 30,611      61.4%
About.com (g)                             3,056      2,998       1.9%
Corporate                                 2,152      1,743      23.5%
                                      ---------- ----------
Total                                 $  54,618   $ 35,352      54.5%
                                      ========== ==========


                                    ---------------------------------
                                                Full Year
                                    ---------------------------------
                                       2006        2005     % Change
                                     ----------  ---------- ---------
                                                (Restated)
                                    (53 weeks)  (52 weeks)
Revenues (e)
----------------------------------
News Media Group                    $3,209,704  $3,187,180       0.7%
About.com (g)                           80,199      43,948      82.5%
                                    ----------- -----------
Total                               $3,289,903  $3,231,128       1.8%
                                    =========== ===========

Operating Profit (Loss) (e)
----------------------------------
News Media Group                    $  317,157  $  360,633     -12.1%
About.com (g)                           30,819      11,685          *
Corporate                              (54,154)    (52,768)      2.6%
Write-down of assets (c)              (814,433)          -       N/A
Gain on sale of assets (d)                   -     122,946       N/A
                                    ----------- -----------
Total                               $ (520,611) $  442,496          *
                                    =========== ===========

Depreciation & Amortization (e)
----------------------------------
News Media Group                    $  143,671  $  119,293      20.4%
About.com (g)                           11,920       9,165      30.1%
Corporate                                6,740       7,022      -4.0%
                                    ----------- -----------
Total                               $  162,331  $  135,480      19.8%
                                    =========== ===========


* Represents an increase or decrease in excess of 100%.
----------------------------------------------------------------------

See footnotes page for additional information.


                      THE NEW YORK TIMES COMPANY
            NEWS MEDIA GROUP REVENUES BY OPERATING SEGMENT
                        (Dollars in thousands)

----------------------------------------------------------------------
                                                 2006
                                  ------------------------------------
                                               %                  %
                                             Change             Change
                                   Fourth     vs.                vs.
                                    Quarter   2005   Full Year   2005
                                  ---------- ------ ----------- ------

                                  (14 weeks)        (53 weeks)
 The New York Times Media Group
 Advertising                       $383,083    1.3% $1,268,592    0.5%
 Circulation                        169,236    9.7%    637,094    3.5%
 Other                               48,234   13.9%    171,571    9.3%
                                  ----------        -----------
     Total                         $600,553    4.5% $2,077,257    2.1%
                                  ----------        -----------

 New England Media Group
 Advertising                       $118,174   -6.1% $  425,743   -9.0%
 Circulation                         41,964    0.7%    163,019   -4.5%
 Other                               14,399   50.8%     46,572   25.9%
                                  ----------        -----------
     Total                         $174,537   -1.4% $  635,334   -5.9%
                                  ----------        -----------

 Regional Media Group
 Advertising                       $101,877    5.4% $  383,207    4.3%
 Circulation                         23,529    6.5%     89,609    2.1%
 Other                                6,767   16.5%     24,297   11.1%
                                  ----------        -----------
     Total                         $132,173    6.1% $  497,113    4.2%
                                  ----------        -----------

 Total News Media Group
 Advertising                       $603,134    0.4% $2,077,542   -0.9%
 Circulation                        234,729    7.7%    889,722    1.8%
 Other (a)                           69,400   20.3%    242,440   12.3%
                                  ----------        -----------
     Total                         $907,263    3.5% $3,209,704    0.7%
                                  ==========        ===========


----------------------------------------------------------------------


See footnotes page for additional information.


                      THE NEW YORK TIMES COMPANY
                              FOOTNOTES

(a) Other revenue consists primarily of revenue from TimesSelect, commercial printing, wholesale delivery operations, news services, direct marketing, digital archives and Baseline
     StudioSystems.

(b) The Company recognized charges of $8.5 million for staff reduction costs in the fourth quarter of 2006 and $34.3 million for the full year of 2006 compared with charges of $35.4 million for the fourth quarter and $57.8 million for the full year of 2005.

(c) In late 2006, the Company indicated that it would be conducting its annual impairment test of intangible assets, under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and that a write-down of intangible assets of the NEMG could be required. The completion of this test has resulted in a non-cash charge of $814.4 million ($735.9 million after tax, or $5.11 per share). The write-down mainly resulted from declines in current and projected operating results and cash flows of the NEMG due to, among other factors, advertiser consolidations in the New England area and increased competition with online media.

(d) In the first quarter of 2005, the Company recognized a $122.9 million pre-tax gain from the sale of assets. The Company's sale of its current headquarters building resulted in a total pre-tax gain of $143.9 million, of which $114.5 million was recognized in the first quarter of 2005. The remainder of the gain is being deferred and amortized under GAAP and is offsetting the leaseback expense in connection with the sale. Additionally, in the first quarter of 2005, the Company sold property in Sarasota, Fla., which resulted in a pre-tax gain of $8.4 million.

(e) In the third quarter of 2006, the Company announced plans to sell its Broadcast Media Group, which includes nine network-affiliated television stations and their related properties. Under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Broadcast Media Group is treated as a discontinued operation. The Company has made reclassifications in all periods presented to reflect this change. On January 3, 2007, the Company entered into an agreement to sell the Broadcast Media Group for $575 million, which is expected to be completed in the first half of 2007. Depreciation and amortization for the Broadcast Media Group totaled $8 million in the first nine months of the year when it was a continuing operation.

    Results for the Broadcast Media Group, included within discontinued operations, for the fourth quarter and full year of 2006 and 2005 are as follows:


                                 ----------------- -------------------
  (In thousands)                  Fourth Quarter        Full Year
                                 ----------------- -------------------

                                   2006     2005     2006      2005
                                 -------- -------- --------- ---------

  Revenues                       $49,249  $37,274  $156,791  $139,055

  Pre-tax income                 $21,268  $ 8,233  $ 41,421  $ 27,141

  Income taxes                     8,430    3,376    16,693    11,129
                                 -------- -------- --------- ---------

  Sub-total                      $12,838  $ 4,857  $ 24,728  $ 16,012

  Cumulative effect of a change
   in accounting principle, net
   of income taxes                     -     (325)        -      (325)

                                 -------- -------- --------- ---------
  Net income                     $12,838  $ 4,532  $ 24,728  $ 15,687
                                 ======== ======== ========= =========


(f) In 2005, the Company recorded a pre-tax charge of $9.9 million ($5.5 million after tax or $.04 per share) for the cumulative effect of a change in accounting principle related to the adoption of FASB Interpretation No. 47. This change in accounting principle related primarily to the Company's lease agreements that require restoration of the land or facilities to their original condition at the end of the leases. The Company now recognizes the restoration costs over the term of the leases. Before this accounting change, the Company planned to recognize the costs at the end of the leases. A portion of the 2005 charge has been reclassified to conform to the 2006 presentation of the Broadcast Media Group as a discontinued operation.

(g) On March 18, 2005, the Company purchased About, Inc., a leading online consumer information provider. Fiscal year 2006 includes results for About.com for the full year compared to results from the acquisition date through the fourth quarter in 2005.


                Reconciliation of Non-GAAP Information
                        (Dollars in thousands)

Reconciliation of revenues and expenses excluding the additional week

The Company's 2006 fiscal fourth quarter and year included an additional week (14 weeks and 53 weeks) compared with the 2005 fiscal fourth quarter and year (13 weeks and 52 weeks). This release includes revenues and expenses excluding the effect of the additional week (in each case, a non-GAAP financial measure). The Company believes that these measures are more indicative of ongoing performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Reconciliations of these items to the most directly comparable GAAP item are below.

Total Company
              --------------------------------------------------------
                                   Fourth Quarter
              --------------------------------------------------------
                 2006     Additional    2006
              As Reported    Week     Adjusted      2005     % Change
              ----------- ---------- -----------  ---------- ---------
                                                 (Restated)
              (14 weeks)             (13 weeks)  (13 weeks)
 Revenues
  Advertising $  626,332  $ (32,842) $  593,490  $  616,601      -3.7%
  Circulation    234,729    (15,193)    219,536     218,004       0.7%
  Other           70,423     (2,795)     67,628      58,513      15.6%
              ----------- ---------- ----------- -----------
     Total    $  931,484  $ (50,830) $  880,654  $  893,118      -1.4%
              =========== ========== =========== ===========

 Costs and
  expenses    $  802,255  $ (36,779) $  765,476  $  782,844      -2.2%

              --------------------------------------------------------
                                     Full Year
              --------------------------------------------------------
                 2006     Additional    2006
              As Reported    Week     Adjusted      2005     % Change
              ----------- ---------- -----------  ---------- ---------
                                                 (Restated)
              (53 weeks)             (52 weeks)  (52 weeks)
 Revenues
  Advertising $2,153,936  $ (32,842) $2,121,094  $2,139,486      -0.9%
  Circulation    889,722    (15,193)    874,529     873,975       0.1%
  Other          246,245     (2,795)    243,450     217,667      11.8%
              ----------- ---------- ----------- -----------
     Total    $3,289,903  $ (50,830) $3,239,073  $3,231,128       0.2%
              =========== ========== =========== ===========

 Costs and
  expenses    $2,996,081  $ (36,779) $2,959,302  $2,911,578       1.6%


News Media Group

              --------------------------------------------------------
                                   Fourth Quarter
              --------------------------------------------------------
                 2006     Additional    2006
              As Reported    Week     Adjusted      2005     % Change
              ----------- ---------- -----------  ---------- ---------
                                                 (Restated)
              (14 weeks)             (13 weeks)  (13 weeks)
 The New York Times Media Group
  Advertising $  383,083    (18,016) $  365,067  $  378,175      -3.5%
  Circulation    169,236    (10,694)    158,542     154,250       2.8%
  Other           48,234     (1,556)     46,678      42,343      10.2%
              ----------- ---------- ----------- -----------
     Total    $  600,553  $ (30,266) $  570,287  $  574,768      -0.8%
              =========== ========== =========== ===========

 New England Media Group
  Advertising $  118,174  $  (6,865) $  111,309  $  125,841     -11.5%
  Circulation     41,964     (2,825)     39,139      41,656      -6.0%
  Other           14,399       (876)     13,523       9,547      41.6%
              ----------- ---------- ----------- -----------
     Total    $  174,537  $ (10,566) $  163,971  $  177,044      -7.4%
              =========== ========== =========== ===========

 Regional Media Group
  Advertising $  101,877  $  (6,551) $   95,326  $   96,675      -1.4%
  Circulation     23,529     (1,674)     21,855      22,098      -1.1%
  Other            6,767       (363)      6,404       5,808      10.3%
              ----------- ---------- ----------- -----------
     Total    $  132,173  $  (8,588) $  123,585  $  124,581      -0.8%
              =========== ========== =========== ===========

 Total News Media Group
 Revenues
  Advertising $  603,134  $ (31,432) $  571,702  $  600,691      -4.8%
  Circulation    234,729    (15,193)    219,536     218,004       0.7%
  Other           69,400     (2,795)     66,605      57,698      15.4%
              ----------- ---------- ----------- -----------
     Total    $  907,263  $ (49,420) $  857,843  $  876,393      -2.1%
              =========== ========== =========== ===========

 Costs and
  expenses    $  768,479  $ (36,201) $  732,278  $  749,819      -2.3%

              --------------------------------------------------------
                                     Full Year
              --------------------------------------------------------
                 2006     Additional    2006
              As Reported    Week     Adjusted      2005     % Change
              ----------- ---------- -----------  ---------- ---------
                                                 (Restated)
              (53 weeks)             (52 weeks)  (52 weeks)
 The New York Times Media Group
  Advertising $1,268,592    (18,016) $1,250,576  $1,262,168      -0.9%
  Circulation    637,094    (10,694)    626,400     615,508       1.8%
  Other          171,571     (1,556)    170,015     157,037       8.3%
              ----------- ---------- ----------- -----------
     Total    $2,077,257  $ (30,266) $2,046,991  $2,034,713       0.6%
              =========== ========== =========== ===========

 New England Media Group
  Advertising $  425,743  $  (6,865) $  418,878  $  467,608     -10.4%
  Circulation    163,019     (2,825)    160,194     170,744      -6.2%
  Other           46,572       (876)     45,696      36,991      23.5%
              ----------- ---------- ----------- -----------
     Total    $  635,334  $ (10,566) $  624,768  $  675,343      -7.5%
              =========== ========== =========== ===========

 Regional Media Group
  Advertising $  383,207  $  (6,551) $  376,656  $  367,522       2.5%
  Circulation     89,609     (1,674)     87,935      87,723       0.2%
  Other           24,297       (363)     23,934      21,879       9.4%
              ----------- ---------- ----------- -----------
     Total    $  497,113  $  (8,588) $  488,525  $  477,124       2.4%
              =========== ========== =========== ===========

 Total News Media Group
 Revenues
  Advertising $2,077,542  $ (31,432) $2,046,110  $2,097,298      -2.4%
  Circulation    889,722    (15,193)    874,529     873,975       0.1%
  Other          242,440     (2,795)    239,645     215,907      11.0%
              ----------- ---------- ----------- -----------
     Total    $3,209,704  $ (49,420) $3,160,284  $3,187,180      -0.8%
              =========== ========== =========== ===========

 Costs and
  expenses    $2,892,547  $ (36,201) $2,856,346  $2,826,547       1.1%

About.com
              --------------------------------------------------------
                                   Fourth Quarter
              --------------------------------------------------------
                 2006     Additional    2006
              As Reported    Week     Adjusted      2005     % Change
              ----------- ---------- -----------  ---------- ---------
                                                    (from
                                                  March 18,
              (14 weeks)             (13 weeks)     2005)
 Revenues     $   24,221  $  (1,410) $   22,811  $   16,725      36.4%

              --------------------------------------------------------
                                     Full Year
              --------------------------------------------------------
                 2006     Additional    2006
              As Reported    Week     Adjusted      2005     % Change
              ----------- ---------- -----------  ---------- ---------
                                                 (from March
              (53 weeks)             (52 weeks)   18, 2005)
 Revenues     $   80,199  $  (1,410) $   78,789  $   43,948      79.3%


          Reconciliation of Non-GAAP Information (continued)
       (Dollars and shares in thousands, except per share data)

Net loss and diluted loss per share for the fourth quarter and full year 2006 include the write-down of certain NEMG assets. This release includes net income and diluted EPS excluding this write-down (in each case, a non-GAAP financial measure). The Company believes that these measures are more indicative of ongoing performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Reconciliations of these items to the most directly comparable GAAP item are below.

Reconciliations of Net (loss)/income and diluted loss per share/ EPS excluding the write-down of NEMG assets


                                      --------------------------------
                                               Fourth Quarter
                                      --------------------------------
                                        2006        2005     % Change
                                      ---------- ----------- ---------
                                                 (Restated)
Net (loss)/income                     $(648,033) $   63,238          *
  Less:
     Write-down of assets              (735,937)          -
                                      ---------- ----------- ---------

Adjusted Net Income                   $  87,904  $   63,238      39.0%
                                      ========== =========== =========


                                      --------------------------------
                                               Fourth Quarter
                                      --------------------------------
                                        2006        2005     % Change
                                      ----------  ---------- ---------
                                                 (Restated)
Diluted loss per share/EPS            $   (4.50) $     0.43          *
  Less:
     Write-down of assets                 (5.11)          -
                                      ---------- ----------- ---------

Adjusted EPS                          $    0.61  $     0.43      41.9%
                                      ========== =========== =========


                                      --------------------------------
                                                 Full Year
                                      --------------------------------
                                        2006        2005     % Change
                                      ---------- ----------- ---------
                                                 (Restated)
Net (loss)/income                     $(543,443) $  253,473          *
  Less:
     Write-down of assets              (735,937)          -
                                      ---------- ----------- ---------

Adjusted Net Income                   $ 192,494  $  253,473     -24.1%
                                      ========== =========== =========


                                      --------------------------------
                                                 Full Year
                                      --------------------------------
                                         2006       2005     % Change
                                       ---------  ---------- ---------
                                                  (Restated)
Diluted loss per share/EPS            $   (3.76) $     1.74          *
  Less:
     Write-down of assets                 (5.09)          -
                                      ---------- ----------- ---------

Adjusted EPS                          $    1.33  $     1.74     -23.6%
                                      ========== =========== =========


In addition to the extra week, total costs and expenses include staff reduction, depreciation and amortization and raw material costs. The Company believes that presenting total costs and expenses excluding staff reduction costs (a non-GAAP financial measure) provides investors with helpful supplemental information on the Company's underlying operating expenses that is used by management in its financial and operational decision-making. The Company believes that presenting total costs and expenses excluding depreciation and amortization and raw material costs (a non-GAAP financial measure) provides a useful measure of manageable costs.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Reconciliations of these items to the most directly comparable GAAP item are below.


     Reconciliation of costs and expenses excluding certain items


                                        ------------------------------
                                                Fourth Quarter
                                        ------------------------------
                                          2006      2005     % Change
                                        --------- ---------- ---------
                                                  (Restated)
Costs and Expenses                      $802,255  $ 782,844       2.5%
Less:
     Additional Week                      36,779          -
                                        --------- ---------- ---------

Sub-total                                765,476    782,844      -2.2%
  Less:
     Staff reduction expenses              8,450     35,432

     Raw materials(a)                     83,779     92,184

     Accelerated depreciation             20,777          -

     Depreciation & amortization(b)       33,841     35,352
                                        --------- ---------- ---------

Total                                   $618,629  $ 619,876      -0.2%
                                        ========= ========== =========


                                     ---------------------------------
                                                 Full Year
                                     ---------------------------------
                                        2006        2005     % Change
                                     ----------- ----------- ---------
                                                 (Restated)
Costs and Expenses                    2,996,081  $2,911,578       2.9%
Less:
     Additional Week                     36,779           -
                                     ----------- ----------- ---------

Sub-total                             2,959,302   2,911,578       1.6%
  Less:
     Staff reduction expenses            34,319      57,755

     Raw materials(a)                   325,372     321,084

     Accelerated depreciation            20,777           -

     Depreciation & amortization(b)     141,554     135,480
                                     ----------- ----------- ---------

Total                                $2,437,280  $2,397,259       1.7%
                                     =========== =========== =========


(a) Excludes raw materials for the Additional Week, which is included in the Additional Week above.

(b) Excludes accelerated depreciation, which is included above.

* Represents a decrease in excess of 100%.


    CONTACT: The New York Times Company
             Catherine J. Mathis, 212-556-1981
             mathis@nytimes.com
             or
             Paula Schwartz, 212-556-5224
             schwap@nytimes.com